UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2012

Buildablock Corp.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-54491	22-3914075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

382 NE 191st Street, #83251, Miami, FL	33179-3899
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 946-5255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c) and (e) On July 6, 2012, Buildablock Corp. (the "Company") announced that Daniel J. Krofcheck has been appointed as the Company’s Executive Vice President and Chief Financial Officer effective July 6, 2012. The Company’s previous Chief Financial Officer, Mr. Alex Kestenbaum, resigned as Chief Financial Officer and as a director on July 6, 2012, as part of the Company’s transition plans.

Mr. Krofcheck, age 58, has over 30 years of experience in financial management with leading public companies. Most recently, from June 2007 to September 2008, Mr. Krofcheck served as Chief Financial Officer of Globe Specialty Metals, Inc. (NASDAQ: GSM), one of the world’s largest producers of silicon metal and silicon-based alloys, where he prepared the company for its successful initial public offering. From 1997 to 2006, he served as Vice President and Treasurer of Century Aluminum Company (NASDAQ: CENX), a leading producer of primary aluminum, where he developed and executed the company’s financing plans to support its acquisition and growth strategy. Prior to that, Mr. Krofcheck was Assistant Treasurer for H. J. Heinz Company. Mr. Krofcheck began his career at United States Steel Corporation, where he spent 11 years, progressing through financial positions, including as Manager of its New York City treasury operations.

In connection with his appointment, Mr. Krofcheck received and has agreed to the terms of an offer letter (the “Offer Letter”) providing for the grant of options to purchase 250,000 shares with an exercise price of $0.50 per share. The options will vest 50% after one year and the remaining 50% will vest after two years. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the letter which is attached hereto as Exhibit 10.01.

On July 6, 2012, the Board of Directors of the Company adopted the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). The 2012 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance share units to employees, consultants and non-employee directors of the company and its subsidiaries. 2 million shares of the Company’s shares are reserved for issuance under the 2012 Plan. The foregoing description is subject to, and qualified in its entirety by, reference to the full text of the 2012 Plan, which is attached hereto as Exhibit 10.02, which is incorporated by reference herein.

On July 9, 2012, the Company issued a press release announcing the appointment of Mr. Krofcheck. The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.01	Daniel J. Krofcheck Offer Letter, dated July 2, 2012
10.02	2012 Equity Incentive Plan
10.03	Form of Employee Stock Option Agreement under 2012 Equity Incentive Plan
99.1	Press Release, dated July 9, 2012, issued by Buildablock Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

buildablock corp.

Date: July 9, 2012	By:	/s/ Gary Oberman
Name: Gary Oberman Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.01	Daniel J. Krofcheck Offer Letter, dated July 2, 2012
10.02	2012 Equity Incentive Plan
10.03	Form of Employee Stock Option Agreement under 2012 Equity Incentive Plan
99.1	Press Release, dated July 9, 2012, issued by Buildablock Corp.

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